EXHIBIT 99.1

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Contact:	Richard A. Lechleiter
Executive Vice President and
Chief Financial Officer
(502) 596-7734

KINDRED HEALTHCARE SIGNS DEFINITIVE AGREEMENT TO ACQUIRE

ASSETS OF COMMONWEALTH COMMUNITIES HOLDINGS LLC

LOUISVILLE, Ky. (October 24, 2005) – Kindred Healthcare, Inc. (the “Company”) (NYSE: KND) today announced that its subsidiaries have signed a definitive agreement to acquire the operations of the long-term acute care (“LTAC”) hospitals, skilled nursing facilities and assisted living facilities operated by Commonwealth Communities Holdings LLC and certain of its affiliates (collectively, “Commonwealth”) for a total purchase price of $125 million in cash.

Commonwealth operates five freestanding LTAC hospitals and one hospital-in-hospital with a total of 421 hospital beds. Three of these hospitals also operate co-located subacute units and traditional skilled nursing units with a total of 168 beds. In addition, the Company will acquire the operations of nine skilled nursing facilities containing 1,316 beds and four assisted living facilities with a total of 215 beds. Two of these assisted living facilities share campuses with a Commonwealth skilled nursing facility. In the transaction, the Company also will acquire Commonwealth’s right to develop 95 additional LTAC beds in Massachusetts. All of Commonwealth’s facilities are located in Massachusetts except for two freestanding assisted living facilities located in Maine. The assets being acquired currently generate annualized revenues of approximately $225 million.

The transaction is subject to several regulatory approvals and other conditions to closing, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended. The transaction is expected to close in the first quarter of 2006. The Company expects that the transaction will be accretive to earnings in 2006 and beyond.

The Company also announced that it has entered into a non-binding term sheet to purchase the real estate associated with four of Commonwealth’s freestanding LTAC hospitals from an affiliate of Health Care REIT, Inc. (“HCN”) (NYSE:HCN) for $80 million in cash. In addition, the Company will enter into a new master lease with HCN to lease the nine Commonwealth skilled nursing facilities and the two co-located assisted living facilities for an initial annual rental of approximately $10.7 million with an annual rent CPI escalator that should approximate 2.5%. The other terms of the proposed transaction with HCN were not disclosed.

The Company anticipates that the transaction with HCN would close simultaneously with the Commonwealth closing.

The transaction with HCN is subject to a number of conditions including, without limitation, entering into definitive agreements, the receipt of certain other approvals and the successful closing of the Commonwealth transaction.

Paul J. Diaz, President and Chief Executive Officer of the Company, commented that, “We view the Commonwealth acquisition as a significant opportunity to grow each of our four operating divisions. In addition to expanding our LTAC and skilled nursing center operations in Massachusetts, this transaction will provide growth in our KPS Institutional Pharmacy and Peoplefirst Rehabilitation businesses. We are excited to have Commonwealth’s employees join our organization and believe they bring resources and expertise that will complement our existing operations.

“Commonwealth has been particularly successful in developing programs and processes to integrate and market its LTAC, skilled nursing and assisted living operations,” Mr. Diaz continued. “We believe additional opportunities exist to expand the clinical programs of the Commonwealth LTAC hospitals, similar to our two existing Massachusetts hospitals, to promote more commercial and Medicare business. We also believe that the co-located subacute units in the Commonwealth hospitals are well positioned and we are implementing a similar model in some of our existing Kindred hospitals. The 95 additional licensed hospital beds also offer us an opportunity to develop future sites of care or add capacity to our existing hospitals.”

Mr. Diaz further commented, “Commonwealth’s skilled nursing facilities are high quality assets and will enhance the competitive position of our existing 32 Massachusetts facilities. Moreover, we believe that our larger portfolio will provide us with additional opportunities to expand our managed care business in Massachusetts. Commonwealth’s four assisted living facilities also provide us with a chance to explore a new opportunity to grow beyond our core services.”

Jeffrey A. Goldshine, President and Chief Executive Officer of Commonwealth, said “The dedication and efforts of our management team and staff have enabled us to aggressively grow the Commonwealth organization into a high quality provider of healthcare. We are excited about joining our operations with Kindred and believe that our combined strengths will promote expanded services and clinical programs that will even better serve our patients and residents. Kindred also offers our employees the ability to expand their horizons with a proven and dynamic healthcare provider. We look forward to integrating our operations with Kindred and to the continued growth and development of our combined services in Massachusetts.” Houlihan Lokey Howard & Zukin Capital acted as financial advisor to Commonwealth.

Mr. Diaz also stated, “The Commonwealth transaction also affords us the opportunity to renew our relationship with HCN. We look forward to working expeditiously with HCN to reach definitive agreements to purchase the four hospitals and enter into a revised master lease for the other 11 facilities.”

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements. Statements in the press release concerning the Company’s and Commonwealth’s business outlook or future economic performances, anticipated profitability, revenues, expenses or other financial items, anticipated cost synergies, economies of scale and product or service line growth, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of the Company and Commonwealth based on currently available information.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

In addition to the factors set forth above, other factors that may affect the Company’s plans or results include, without limitation, (a) the receipt of all required regulatory approvals and the satisfaction of closing conditions to the transactions with Commonwealth and HCN; (b) the Company’s ability to integrate the operations of Commonwealth and realize the anticipated revenues, economies of scale, cost synergies and productivity gains; (c) the Company’s ability to operate pursuant to the terms of its debt obligations and its master lease agreements with Ventas, Inc. (NYSE:VTR); (d) the Company’s ability to meet its rental and debt service obligations; (e) adverse developments with respect to the Company’s results of operations or liquidity; (f) the Company’s ability to attract and retain key executives and other healthcare personnel; (g) increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel; (h) the effects of healthcare reform and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry; (i) changes in the reimbursement rates or methods of payment from third party payors, including the Medicare and Medicaid programs, and changes arising from and related to the Medicare prospective payment system for long-term acute care hospitals and the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in nursing center Medicare reimbursement resulting from revised resource utilization groupings payments; (j) national and regional economic conditions, including their effect on the availability and cost of labor, materials and other services; (k) the Company’s ability to control costs, including labor and employee benefit costs; (l) the Company’s ability to comply with the terms of its Corporate Integrity Agreement; (m) the Company’s ability to successfully pursue its development activities and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations; (n) the increase in the costs of defending and insuring against alleged professional liability claims and the Company’s ability to predict the estimated costs related to such claims; (o) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability claims; (p) the Company’s ability to successfully dispose of unprofitable facilities; and (q) the Company’s ability to ensure and maintain an effective system of internal controls over financial reporting. Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Kindred Healthcare, Inc. through its subsidiaries operates hospitals, nursing centers, institutional pharmacies and a contract rehabilitation services business across the United States.